June 15, 2000



American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

Ladies and Gentlemen:

          I am Deputy General Counsel to American Electric Power Service

Corporation, a wholly owned subsidiary of American Electric Power Company,

Inc., a New York corporation (the "Company").  In that capacity, I have acted as counsel to the Company in connection with Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (Registration No. 333-

50109) of the Company (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933,

as amended, relating to 900,000 shares (the "Shares") of common stock, par value $6.50 per share, of the Company to be issued by the Company pursuant to the exercise of options assumed by the Company that had previously been issued under the Central and South West Corporation 1992 Long-Term Incentive

Plan (the "Plan").

          I have examined the Registration Statement and the Plan.  I have also examined the originals, or duplicates or certified or conformed copies,

of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, I have relied upon certificates of public officials

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          In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares have been duly authorized and, upon the issuance of the Shares in accordance with the terms of the Plan and payment of the consideration, if any, payable therefor pursuant to terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

          The opinions expressed above are limited to matters of United

States federal securities law and the corporate laws of the State of New York as in effect as of the date of this letter, and I express no opinion as to the law of any other jurisdiction or as of any date other than the date hereof.


















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          I hereby consent to the filing of this opinion of counsel as

Exhibit 5.1 to the Registration Statement.

                          Very truly yours,


                          /s/  Jeffrey D. Cross, Esq.
                          ----------------------------
                          Jeffrey D. Cross, Esq.
                          Deputy General Counsel
                          American Electric Power Service Corporation





































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